EXHIBIT 10.22
HILL-ROM HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As amended and restated as of July 1, 2017)

1.    Purpose. The purpose of this Employee Stock Purchase Plan is to encourage and enable eligible employees of Hill-Rom Holdings, Inc. and its designated affiliates to acquire proprietary interests in the Company (as defined below) through the ownership of Common Stock (as defined below) in order to establish a closer identification of their interests with those of the Company by providing them with another and more direct means of participating in its growth and earnings which, in turn, will provide motivation for participating employees to remain in the employ of and to give greater effort on behalf of their Employers (as defined below). This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is the intention of the Company to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of a purchase right under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such purchase right(s) shall be granted pursuant to rules, procedures or subplans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.

2.    Definitions. Unless the context clearly requires a different meaning, the following words or terms, when used herein, shall have the following respective meanings:

(a)    "1934 Act" means the Securities Exchange Act of 1934, as amended.

(b)    "Account" means the brokerage account maintained for each Participant under the Plan by the Plan Administrator.

(c)    "Active Participant" means an Eligible Employee who enrolls in the Plan in accordance with the provisions of Section 8 herein and who is currently making payroll deductions or contributions for the purchase of Common Stock. "Active Participant" shall also include an individual on a long-term leave of absence who has made arrangements to continue payment of contributions as described in Section 11.

(d)     "Administrator" means the Committee or any authorized delegate of the Committee.
(e)     “Affiliate” means any "subsidiary corporation" of the Company, as defined in Code Section 424(f), and following shareholder approval shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(f)    "Board" means the Board of Directors of the Company.

(g)    "Code" means the Internal Revenue Code of 1986, as amended.

(h)    "Committee" means the Compensation and Management Development Committee of the Board.

(i)    "Common Stock" means the common stock of the Company, without par value.

(j)    "Company" means Hill-Rom Holdings, Inc. and its successors.

(k)    "Compensation" means, with respect to an Eligible Employee, all regular salary or wages, shift differentials, overtime, and commissions, but excluding all bonus payments, incentive or equity compensation, reimbursement payments, severance pay or any other form of additional earnings.

(l)    "Date of Purchase" means the last day of each Purchase Period, on which date Common Stock for such Purchase Period shall be purchased.

(m)    "Eligible Employee" means (i) any individual who is treated as an active employee in the records of the Company or any Designated Subsidiary or (ii) any individual who is treated as an active employee in the records of the Company or any Designated Affiliate, in each case regardless of any subsequent reclassification by the Company or by any Designated Subsidiary or Designated Affiliate, any governmental agency, or any court; provided, however, in all cases, only as of the first day of the month following the start of service as an active employee of the Company, Designated Subsidiary, or Designated Affiliate. The Administrator, in its discretion, from time to time may, prior to the Purchase Period for a particular offering and for all purchase rights to be granted during the Purchase Period, determine that the definition of Eligible Employee will or will not include an individual if he or she customarily works not more than twenty (20) hours per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Administrator in its discretion), provided that any such exclusion is applied with respect to each Purchase Period in a uniform manner to all similarly-situated employees who otherwise would be Eligible Employees for that Purchase Period. For purposes of the 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The employment relationship shall be treated as continuing intact where an Eligible Employee transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the first day of Purchase Period and through a date that is no more than three (3) months prior to the Date of Purchase will participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The

Administrator shall establish rules to govern other transfers into the 423 Component, and between any separate Purchase Periods established thereunder, consistent with the applicable requirements of Section 423 of the Code. Notwithstanding the above, an Employee who would, immediately upon enrollment or re-enrollment in the Plan, own directly or indirectly five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary will not be considered an Eligible Employee. For purposes of the above determination, the Employee shall be deemed to own stock attributed to him or her under the attribution rules of Section 424(d) of the Code; and the Employee shall be considered to own any stock that the Employee could purchase through the exercise of any purchase right or right to acquire stock held by the Employee (including purchase rights under this Plan).
(n)     “Designated Affiliate” means any Affiliate selected by the Administrator as eligible to participate in the Non-423 Component.
(o)    “Designated Subsidiary” means any Subsidiary selected by the Administrator as eligible to participate in the 423 Component.

(p)    "Employee" means an individual regularly employed by an Employer. "Employee" shall not include a non-employee director of the Company. Whether an individual qualifies as an Employee shall be determined by the Administrator.

(q)    "Employer" means the Company, and its Subsidiaries and Affiliates designated from time to time by the Board as covered by the Plan, as the employer of an Employee.

(r)    "Enrollment Deadline" means, for each Purchase Period, the last day of the month immediately preceding the first day of such Purchase Period, or such other date as specified by the Administrator.

(s)    "Enrollment Form" means a statement signed by an Eligible Employee on a form prescribed by the Administrator, or an election made through applicable electronic procedures, indicating the Eligible Employee elects to become a Participant and authorizing a payroll deductions and/or contributions for the purchase of Common Stock pursuant to the Plan.

(t)    "Fair Market Value" of Common Stock on a particular date means the value determined in good faith by the Committee, by formula or otherwise; provided, however, that unless the Committee determines to use a different measure, the Fair Market Value of the Common Stock shall be the average of the high and the low sales prices of the Common Stock (on such exchange or market as is determined by the Board to be the primary market for the Common Stock) on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred).

(u)    "Inactive Participant" means an Employee who has purchased Common Stock pursuant to the Plan and who has an Account to which shares of Common Stock are credited, but who is not currently making payroll deductions or contributions for the purchase of Common Stock under the Plan (other than an individual on a long-term leave of absence who has made arrangements to continue payment of contributions as described in Section 11).

(v)    "Participant" means an Active Participant or an Inactive Participant.

(w)    "Plan" means this Hill-Rom Holdings, Inc. Employee Stock Purchase Plan, as it may be amended from time to time, including both the 423 Component and the Non-423 Component.

(x)    "Plan Administrator" means the plan broker appointed by the Board to administer this Plan. The Plan Administrator shall initially be Fidelity Investments.

(y)    "Purchase Period" means the period set forth in Section 5.

(z)    "Purchase Price" means the price at which Common Stock shall be purchased, as set forth in Section 10.

(aa)    "Rule 16b-3" means Rule 16b‑3 promulgated by the Securities and Exchange Commission under the 1934 Act.

(bb)    "Subsidiary" means any "subsidiary corporation" of the Company, as defined in Code Section 424(f).

3.    Number of Shares of Common Stock Under the Plan. Subject to adjustment in accordance with Section 16, a total of 1,000,000 shares of Common Stock may be purchased by Eligible Employees under this Plan including both the 423 Component and the Non-423 Component. The Common Stock subject to this Plan shall consist of authorized but unissued Common Stock or previously issued Common Stock reacquired and held by the Company, and such number of shares of Common Stock shall be and is hereby reserved for sale for such purpose.

4.    Administration of the Plan. This Plan shall be administered by the Administrator. The Administrator is vested with full authority to administer the Plan with respect to Participants' Accounts. The Administrator is vested with full authority to administer payroll deductions or contributions under the Plan, to interpret the Plan, to make, interpret, amend and rescind such equitable rules and regulations regarding this Plan as it may deem advisable, and to make all other determinations deemed necessary or advisable for the operation of this Plan. The Administrator may delegate to such agent or agents any of its authority under the Plan except its authority to construe and interpret the provisions of the Plan.

All actions taken by the Administrator, and all actions taken, and all interpretations and determinations made (including determinations of fair market value) shall be final and binding upon Employees, Participants, the Company and all other interested persons. Neither the Administrator nor any member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

The Company will pay all expenses incident to establishing and administering the Plan and purchasing or issuing Common Stock, provided that Participants will pay all costs associated with the issuance of paper certificates for Common Stock and all costs incurred in selling, disposing of, or transferring Common Stock acquired under the Plan, including transfers to a brokerage account or a direct registration system.
The Committee shall determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in the 423 Component or the Non-423 Component and which entities shall be Designated Subsidiaries or Designated Affiliates.

Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and subplans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, handling of payroll deductions or contributions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions or contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of shares of Common Stock issuances, which may vary according to local requirements. The Committee may delegate any of its administrative tasks set forth in this paragraph, including the designation of a Designated Affiliate or Designated Subsidiary under the Plan, unless constrained by applicable law.

5.    Purchase Periods. The Plan will be implemented by Purchase Periods of calendar quarters. The last day of each Purchase Period shall be the last New York Stock Exchange trading day of each calendar quarter, and the next Purchase Period shall commence on the first day of the next calendar quarter. The first Purchase Period shall commence on April 1, 2009. Only one Purchase Period may be in effect at any one time. Participation in any Purchase Period under the Plan shall neither limit nor require participation in any other Purchase Period. The Committee may, at any time and for any reason, terminate a Purchase Period, in which case all accumulated payroll deductions or contributions during such Purchase Period shall, in the Committee's discretion, be refunded to the Participants or used to purchase shares of Common Stock with the date of termination as the Date of Purchase.

6.    Number of Shares of Common Stock Which May Be Purchased. Each Active Participant shall be allowed to purchase as many shares of Common Stock as the amount of his accrued payroll deductions or contributions at the end of any Purchase Period can purchase, not to exceed the number of shares of Common Stock determined by dividing the total sum of his authorized payroll deductions or contributions for the Purchase Period by the Purchase Price per share of Common Stock (as set forth in Section 10). Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be purchased by an Employee during a Purchase Period is the number determined by dividing (A) by (B), where (A) equals $25,000 less the aggregate Fair Market Value of Common Stock purchased by the Participant under this Plan in previous Purchase Periods during the same calendar year (determined as of the first day of the Purchase Period in which each share of Common Stock was purchased), and (B) equals the Fair Market Value of a share of Common Stock on the first day of the Purchase Period. Further, no Employee shall be granted a purchase right to purchase Common Stock under this Plan which permits his rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of the stock determined as of the date the right to purchase is granted. However, in no event shall an Eligible Employee be permitted to purchase during a Purchase Period more than 5,000 shares of common stock subject to adjustment pursuant to Section 16, and provided further that such a purchase right shall be subject to the limitations set forth in Section 3 and as contained in this Plan. The Committee may, for future Purchase Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchas Period. The Administrator may prohibit the use of fractional shares under the Plan.

In the event the total number of shares of Common Stock to be purchased pursuant to all Enrollment Forms with respect to any Purchase Period exceeds the available shares of Common Stock pursuant to Section 3, the Committee reserves the right to allocate the number of shares of Common Stock which Participants may purchase in such manner as it deems fair and equitable, and notify each Participant of such allocation.

7.    Grant of a Purchase Right on Enrollment.

(a)     Enrollment or re-enrollment by a Participant in the Plan for a Purchase Period will constitute the grant by the Company to the Participant of a purchase right to purchase shares of Common Stock from the Company under the Plan.

(b)    Each purchase right granted under the Plan shall have the following terms, in addition to other terms set forth herein:

(1)    Each purchase right granted under the Plan will have a term of not more than one calendar quarter; notwithstanding the foregoing, however, whether or not all shares have been purchased thereunder, the purchase right will expire on the earlier to occur of (A) the completion of the purchase of shares on the Date of Purchase, or (B) the date on which the Participant's employment with the Employer terminates;

(2)    Purchase of shares will be effected only on the Date of Purchase in accordance with Section 9;

(3)    The Purchase Price per share under a purchase right will be determined as provided in Section 10;

(4)    Subject to the limits set forth in Section 6, the number of shares available for purchase under a purchase right will be determined by dividing (i) such Participant's payroll deductions or contributions accumulated during the Purchase Period as of the Date of Purchase by (ii) the applicable Purchase Price determined in accordance with Section 10;

(5)     The purchase right will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee, in its sole discretion, from time to time.

8.    Participation in the Plan; Payroll Deductions or Contributions.

(a)    An Eligible Employee may enroll in the Plan and become an Active Participant for a Purchase Period by completing the enrollment procedures no later than the applicable Enrollment Deadline. An individual who first becomes an Eligible Employee (including a newly hired or re-hired Employee) after the Enrollment Deadline for a Purchase Period may not enroll in the Plan for such Purchase Period but may enroll in the Plan for the next following Purchase Period in accordance with the preceding sentence. Except as provided above, no Enrollment Form shall be honored for a Purchase Period with respect to any individual who is not an Eligible Employee as of the first day of the Purchase Period. An Eligible Employee who timely enrolls will become an Active Participant and, except as provided above, payroll deductions or contributions shall commence with the first payroll period in the Purchase Period. Once an Eligible Employee has enrolled in the Plan, he will remain an Active Participant and will participate in subsequent Purchase Periods until (i) he discontinues his payroll deductions or contributions as provided below, or (ii) he ceases to be an Eligible Employee. A Participant who has discontinued his payroll deductions or contributions will be an Inactive Participant and will not participate in subsequent Purchase Periods until he re-enrolls in the Plan in accordance with this Section.

(b)    Payroll deductions or contributions for an Active Participant shall be made through the end of a Purchase Period unless sooner discontinued or terminated as provided in Sections 5, 8(e), 11 or 29 herein. Payroll deductions or contributions shall be specified in whole percentages (not to exceed 10%) of Compensation, in after-tax amounts. Such deductions shall be taken in conformity with the Employer's payroll deduction schedule. The Administrator may permit Eligible Employees participating in a specified Purchase Period to contribute amounts to the Plan through payment by cash, check or other means to comply with non-U.S. requirements, provided, that such contributions shall not exceed 10% of the Compensation received each pay period, during the Purchase Period.

(c)    Payroll deductions or contributions for each Active Participant shall be made by the Employer and provided to the Plan Administrator as provided herein.

(d)    An Active Participant may, prior to the deadline specified by the Administrator, increase or decrease the amount of his payroll deductions or contributions (within the limitations set forth in paragraph (b) above) by updating his Enrollment Form as required by the Plan Administrator. Such change shall be prospective only and effective as soon as practicable. Payroll deductions or contributions elected by an Active Participant shall remain in effect from Purchase Period to Purchase Period until such Participant changes or discontinues the payroll deductions or contributions or ceases to be an Eligible Employee.

(e)    An Active Participant may discontinue his payroll deduction at any time during a Purchase Period by updating his Enrollment Form as required by the Plan Administrator. Such change shall be prospective only and effective as soon as practicable. Once discontinued, the Participant may resume payroll deductions or contributions at any time, including during the same Purchase Period, by re-enrolling in the Plan in accordance with this Section. All amounts deducted to the date of discontinuance will be applied to the purchase of Common Stock at the end of the Purchase Period. An Active Participant who has discontinued his payroll deductions or contributions (other than a Participant on a long-term leave of absence who has made arrangements to continue payment of contributions as described in Section 11) will be an Inactive Participant and will not participate in subsequent Purchase Periods until he re-enrolls in the Plan in accordance with this Section. If, prior to the last day of a Purchase Period, an Active Participant ceases to be an Eligible Employee but does not terminate employment with the Company or a Subsidiary, the Participant shall be treated as if he has discontinued his payroll deductions or contributions in accordance with this paragraph, and such Participant may not re-enroll in the Plan until he again becomes an Eligible Employee.

(f)    If an Eligible Employee makes a hardship withdrawal from any plan with a cash or deferred arrangement qualified under Section 401(k) of the Code which is sponsored, or participated in, by the Company or a Subsidiary, such Eligible Employee shall be automatically prohibited from making or electing to make payroll deductions or contributions under the Plan for a six (6) month period. All amounts deducted prior to such date will be applied to the purchase of Common Stock at the end of the Purchase Period in

which the hardship withdrawal occurs. After the expiration of such six (6) month period, the Eligible Employee must re-enroll in the Plan.

9.    Purchase of Common Stock. Except as provided in Section 5, 8(e), 11 or 29, on each Date of Purchase, accrued payroll deductions or contributions made for each Participant for the applicable Purchase Period will be applied to the purchase of Common Stock, including fractional shares, at the Purchase Price determined under Section 10. Any amounts representing a fractional share that are withheld but not applied toward the purchase of Common Stock during a Purchase Period shall be carried forward to the next Purchase Period and, subject to Section 5, 8(e), 11 or 29, shall be applied toward the purchase of Common Stock during such Purchase Period. In no event shall any right to purchase Common Stock under the Plan be exercised for more than the available number of shares of Common Stock (determined under Section 6), and, after the available shares of Common Stock have been purchased, any remaining balance of any amount previously collected from Participants shall be refunded. The Common Stock purchased by a Participant shall be deposited into the Participant's Account.

10.    Purchase Price. The Purchase Price per share of Common Stock shall be 90% of the Fair Market Value on the Date of Purchase. Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 4, and subject to (i) with respect to the 423 Component, compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or (ii) with respect to the Non-423 Component, pursuant to such manner or method as determined by the Committee to comply with applicable local law.

11.    Termination of Employment; Leave of Absence. If, prior to the last day of a Purchase Period, a Participant ceases to be employed by the Employer for any reason (including death, voluntary resignation, retirement or involuntary termination, with or without cause) the Participant's payroll deductions or contributions made but not yet used for purchases will be distributed in cash to the Participant (or his estate or beneficiary, as applicable in the case of death) as soon as practicable after his termination of employment.

Unless otherwise required by applicable law, if prior to the last day of a Purchase Period, an Active Participant ceases to be actively employed because he commences a long-term leave of absence, then any accrued payroll deductions or contributions under the Plan during the Purchase Period to the date the Participant ceases to be actively employed shall be applied to the purchase of Common Stock for such Purchase Period on the Date of Purchase. Subject to any applicable rules or regulations established by the Administrator, the Participant shall be entitled to elect to continue to participate in the Plan until his employment terminates, provided the Participant makes the necessary arrangements with the Employer and/or the Administrator to pay the requisite amounts that would, but for the leave of absence, be paid under the Plan through the Participant's payroll deductions or contributions. For purposes of this paragraph, "long-term leave of absence" means a leave of absence agreed to in writing by the Employer (i) which is for a period of not more than six (6) months, or (ii) with respect to which reemployment upon expiration of such leave is guaranteed by contract or applicable law.

12.    Interest on Payments. Unless required under local law, no interest shall accrue or be paid on sums withheld from a Participant's pay for the purchase of Common Stock or with respect to any amount credited to a Participant's Account.

13.    Rights as Shareholder. No Participant shall have any rights of a shareholder with respect to any shares of Common Stock until the shares have been purchased in accordance with Section 9 and issued by the Company, at which time the Participant will be treated as the owner of such shares. At any time a Participant may, subject to payment by the Participant of the Plan Administrator's fees therefor, instruct the Plan Administrator, in accordance with its policies, to (i) transfer the Common Stock in his or her Account to another brokerage account specified by the Participant, (ii) sell such Common Stock for the Participant, or (iii) any combination of the foregoing. When the Plan Administrator takes any of the actions in clauses (i) through (iii) in accordance with this paragraph, the Common Stock involved shall be removed from the Participant's Account.

14.    Rights Not Transferable. A Participant's rights to purchase Common Stock pursuant to this Plan may not be sold, pledged, assigned or transferred in any manner, and shall be exercisable only during the Participant's lifetime and only by the Participant. If this provision is violated, the right of the Participant to purchase Common Stock shall terminate and the only right remaining to such Participant under the Plan will be to have paid over to the person entitled thereto the amount of accrued payroll deductions or contributions then credited to such Participant and to give instructions to the Plan Administrator with respect to Common Stock in such Participant's Account in the same manner as provided in Section 13.

15.    Purchase Period Limitation. In no event shall a Participant be permitted to complete payment for Common Stock after the expiration of the Purchase Period with respect to which such Common Stock is purchased.

16.    Changes in Capitalization.

(a)    The existence of the Plan and the rights to purchase Common Stock hereunder shall not affect in any way the right or power of the Board or the Company's shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)    In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Committee in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the Plan, then the Committee shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan, and (ii) the number and kind of shares which may be purchased by any individual in any calendar year. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock subject to this Plan, the number and kind of shares of Common Stock or other securities which are subject to this Plan or subject to any outstanding offering hereunder, the number of shares of Common Stock to be purchased, and the Purchase Price, shall be appropriately and equitably adjusted by the Committee so as to maintain the proportionate number of shares of Common Stock or other securities without changing the aggre-gate Purchase Price.

(c)    Except as hereinbefore expressly provided, the issuance by the Company of Common Stock of any class or securities convertible into Common Stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into Common Stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock to be purchased for a Purchase Period or the Purchase Price per share of Common Stock.

17.    Change in Control.

(a)    In the event of a Change in Control, the Committee shall provide for the assumption or substitution of each purchase right to purchase Common Stock under the Plan by the successor or surviving corporation, or a parent or subsidiary thereof, unless the Committee decides to take such other action as it deems appropriate, including, without limitation, providing for the termination of the Plan in accordance with Section 29, or a termination of the Plan and providing for a Date of Purchase to occur on the date determined by the Committee.

(b)    A "Change in Control" shall be deemed to occur on:

(1)    the date that any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of the Company, becomes, directly or. indirectly, the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of securities of the Company representing 35% or more of the voting power of all securities of the Company having the right under ordinary circumstances to vote at an election of the

Board ("Voting Securities"), other than by reason of (x) the acquisition of securities of the Company by the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, (y) the acquisition of securities of the Company directly from the Company, or (z) the acquisition of securities of the Company by one or more members of the Hillenbrand Family (which term shall mean descendants of John A. Hillenbrand and their spouses, trusts primarily for their benefit or entities controlled by them);

(2)    the consummation of a merger or consolidation of the Company with another corporation unless:

(A)     the shareholders of the Company, immediately prior to the merger or consolidation, beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the voting power of all securities of the corporation surviving the merger or consolidation having the right under ordinary circumstances to vote at an election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of the Company;

(B)    no person, corporation, partnership, syndicate, trust, estate or other group beneficially owns, directly or indirectly, 35% or more of the voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation except to the extent that such ownership existed prior to such merger or consolidation; and

(C)    the members of the Company's Board, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the corporation issuing cash or securities in the merger;

(3)    the date on which a majority of the members of the Board consist of persons other than Current Directors (which term shall mean any member of the Board on the date hereof and any member whose nomination or election has been approved by a majority of Current Directors then on the Board);

(4)    the consummation of a sale or other disposition of all or substantially all of the assets of the Company; or

(5)    the date of approval of the shareholders of the Company of a plan of complete liquidation of the Company.

18.    Application of Funds.

(a)    The Company will maintain payroll deduction records for each Eligible Employee who elects pursuant to the provisions of Section 8 herein to participate in a Purchase Period under the Plan on which all payroll deductions or contributions attributable to that Participant with respect to a Purchase Period will be accounted for.

(b)    Unless required under local law, amounts thus accounted for will be under the control of the Company, need not be set apart from other funds of the Company, and, so long as funds in the applicable amount are provided to the Plan Administrator for each Purchase Period, may be used for any corporate purpose. Amounts credited for Participants employed by Designated Subsidiaries and Designated Affiliates may be remitted to the Company from time to time by such Subsidiaries and Affiliates.

(c)    In the event that any law or regulation may prohibit the handling or use of all or any part of the funds in the manner contemplated by the Plan, the Company may deal with such funds in any lawful manner it may deem advisable, including the deposit of any such funds in a segregated bank account(s).

19.    Governmental Approvals or Consents; Amendments or Termination. This Plan and any purchases by Participants under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Administrator may make such changes in the Plan and its administration as may be necessary to desirable, in the opinion of the Company's counsel, to comply with the rules or regulations of any governmental authority or any national securities exchange.

20.    Notices. All notices or other communications by an Employee or Participant to the Company or the Administrator under or in connection with the Plan shall be deemed to have been duly given when received by the Company or the Administrator in the form specified by the Company or the Administrator. Any notice given by the Company or the Administrator to an Employee or Participant directed to such individual at the address on file with the Company or the Administrator shall be effective to bind the Employee or Participant and any other person who shall acquire rights hereunder.

21.    Equal Rights and Privileges. All Eligible Employees under the 423 Component shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Code Section 423 or any successor provision of the Code and related regulations. The Company may reform any provision of the 423 Component of the Plan which is inconsistent with Code Section 423 or any successor provision of the Code to comply with the requirements of Code Section 423. This Section shall take precedence over any conflicting provisions in the Plan.

22.    Additional Restrictions of Rule 16b-3. The terms and conditions of purchase rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the 1934 Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such purchase rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the 1934 Act with respect to Plan transactions.

23.    Effective Date. The Plan became effective April 1, 2009, following the approval of the Plan by the Company's shareholders at the February 2009 shareholders meeting. The Plan was amended and restated effective July 1, 2017.

24.    Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. Unless the context otherwise requires, the words "include," "includes" and "including" when used in this Plan shall be deemed to be followed by the phrase "without limitation."

25.    Headings. Headings at the beginning of paragraphs are for the convenience of reference, shall not be construed as a part of the Plan, and shall not influence its construction.

26.    Employment Not Guaranteed; No Other Rights. Nothing contained in this Plan, or the granting or exercise of any right to purchase Common Stock, or the payment of any other benefit hereunder, shall give any Employee, Participant or any beneficiary of an Employee or Participant any right to continue employment with the Employer, or any legal or equitable right against the Employer, its directors, officers, employees or agents, the Administrator, or any other persons, except as expressly provided by the Plan.

27.    Tax Withholding. The Employer shall have the right to require payment by a Participant of any federal, state, or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participation in the Plan, including, for the avoidance of doubt, any liability of the Participant to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or its Subsidiary or Affiliate, as applicable, may, but shall not be obligated to, withhold the amount necessary for the Company or its Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to sale or early disposition of shares of Common Stock by the Eligible Employee. In addition, the Company or its Subsidiary or Affiliate, as applicable, (i) may withhold from the proceeds of the sale of shares of Common Stock, (ii) may withhold a sufficient whole number of shares of Common Stock otherwise issuable following purchase having an aggregate fair market value sufficient to pay applicable withholding obligations, or (iii) may withhold by any other means set forth in the applicable Enrollment Form.

28.     Code Section 409A; Tax Qualification.
(a)Purchase rights granted under the 423 Component are exempt from the application of Section 409A of the Code. Purchase rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 28(b), purchase rights granted to U.S. taxpayers under the Non-423 Component are subject to such terms and conditions that will permit such purchase rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to a purchase right be delivered within the short-term deferral period. Subject to Section 28(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Company determines that purchase right or any aspect of the purchase right is subject to Section 409A of the Code, the purchase right shall be administered in a manner that will comply with Section 409A of the Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date specified in Section 23 of this Plan. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the purchase right that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.

(b)	Although the Company may endeavor to (i) qualify the purchase right(s) for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 28(a). The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.

29.    Amendment and Termination. The Board or Committee, may at any time and for any reason terminate, withdraw, suspend, modify, or amend the Plan; provided that the Board or the Committee may not make any amendment which would require the approval of the Company's shareholders to comply with any rule promulgated by the New York Stock Exchange, or any applicable laws, including but not limited to Code Section 423, without approval of the shareholders of the Company. The Company shall not be obligated to any Employee, Participant or other person whatsoever to continue the Plan or the ability to purchase Common Stock hereunder. Except as provided in Section 17, upon termination of the Plan, payroll deductions or contributions taken but not yet expended on purchases of Common Stock under the Plan shall be paid to the Participants with respect to whom such deductions were taken as soon as practicable.

30.    Governing Law. The Plan and all determinations made hereunder and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Indiana and construed in accordance therewith without giving effect to principles of conflicts of law.

31.    Severability. The provisions of this Plan shall be severable. If any provision is found to be unenforceable, the balance of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this amended and restated Plan to be effective as of the date set forth in Section 23.

HILL-ROM HOLDINGS, INC.

By:    ______________________________

Name:    ______________________________

Title: ______________________________